UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021

BEAM THERAPEUTICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39208	81-5238376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne St. Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

(857) 327-8775

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240 12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

As previously reported on a Current Report on Form 8-K dated April 1, 2021, Beam Therapeutics Inc. (the “Company”) is a party to the Sales Agreement (the “Sales Agreement”), dated April 1, 2021, with Jefferies LLC (“Jefferies”). Under the Sales Agreement, the Company may offer and sell, from time to time, through Jefferies as its sales agent, shares of its common stock, par value $0.01 per share, having aggregate sales proceeds of up to $300 million (the “Initial Shares”). As of June 30, 2021, the Company had offered and sold Initial Shares with an aggregate offering price of approximately $300 million pursuant to the Sales Agreement.

On July 7, 2021, the Company and Jefferies entered into an amendment to the Sales Agreement (the “Amendment” and together with the Sales Agreement, the “Amended Sales Agreement”) to provide for an increase in the aggregate offering amount under the Sales Agreement, such that as of July 7, 2021, the Company may offer and sell additional shares of Common Stock having an aggregate offering price of up to $500 million (the “Additional Shares” and together with the “Initial Shares”, the “Shares”) under the Amended Sales Agreement. The terms and conditions of the Sales Agreement otherwise remain unchanged.

Sales of the Shares through Jefferies, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including without limitation sales made directly on the Nasdaq Global Select Market or any other existing trading market for its common stock. Jefferies will use commercially reasonable efforts to sell the Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions we may impose). The Company is not obligated to make any sales of Shares under the Amended Sales Agreement. The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the full texts of each of the Sales Agreement, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2021 and is incorporated herein by reference, and the Amendment, which is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

The Shares were registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-254946) (the “Registration Statement”), and offerings for the Shares will be made only by means of a prospectus supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Additional Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

Reference is hereby made to Item 1.01 of this Current Report on Form 8-K. Pursuant to the Sales Agreement, between April 1, 2021 and June 30, 2021, the Company issued and sold an aggregate of 2,908,009 Initial for aggregate gross proceeds to the Company of approximately $300 million.

Item 9.01.	Financial Statements and Exhibits.

Number	Description

1.1	Amendment No. 1 to Sales Agreement, dated July 7, 2021, by and between Beam Therapeutics Inc. and Jefferies LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Beam Therapeutics Inc.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2021	BEAM THERAPEUTICS INC.

	By:	/s/ John Evans
	Name:	John Evans
	Title:	Chief Executive Officer